UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

APTERA MOTORS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42884	83-4079594
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5818 El Camino Real
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 371-3151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	SEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Offering

On November 10, 2026, Aptera Motors Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named therein (the “Purchasers”) pursuant to which the Company agreed to sell, in a registered direct offering (the “Registered Direct Offering”), an aggregate of 3,428,571 shares (the “Shares”) of its Class B common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $1.75 per share.

Pursuant to the Purchase Agreement, in a concurrent private placement (the “Private Placement” and together with the Registered Direct Offering, the “Offering”), the Company agreed to issue to the Purchasers warrants (the “Private Warrants”) exercisable for up to an aggregate of 3,428,571 shares of Common Stock (the “Private Warrant Shares”).

The Offering is expected to close on or about November 12, 2026, subject to the satisfaction of customary closing conditions.

The net proceeds of the Offering, after deducting the placement agent’s fees and expenses and other estimated expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Private Warrants, are expected to be approximately $5.5 million.

In the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto, from the date of the Purchase Agreement until 60 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until 180 days after the closing date of the Offering, subject to certain exceptions, provided that, following the 60th day after the closing date of the Offering, the Company may sell shares of Common Stock pursuant to its existing at the market offering program and its existing equity line of credit.

Pursuant to the Purchase Agreement, from the date of the Purchase Agreement until the date that is one year after the closing date of the Offering, upon any issuance or incurrence by the Company or any of its subsidiaries of Common Stock, Common Stock equivalents, preferred stock, indebtedness or a combination thereof (a “Subsequent Financing”), the Purchasers will have the right to participate, in the aggregate, in up to 50% of such Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing, with such participation allocated among participating Purchasers on a pro rata basis if oversubscribed. The participation right is subject to certain exceptions, including for exempt issuances (as defined in the Purchase Agreement) and for issuances pursuant to the Company’s at-the-market offering program and equity line of credit.

Pursuant to the Purchase Agreement, the Company agreed to seek approval of the issuance of the Private Warrants and the Private Warrant Shares as required by applicable Nasdaq rules (the “Stockholder Approval”). On November 10, 2026, the Company obtained the Stockholder Approval by written consent of the holders of a majority of the outstanding shares of the Company’s Class A common stock, as described in Item 5.07 of this Current Report on Form 8-K.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchaser, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Shares were offered pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-299238), including a prospectus contained therein dated October 9, 2026, as supplemented by a prospectus supplement, dated as of November 10, 2026, relating to the Registered Direct Offering.

The form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Purchase Agreement is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Terms of the Private Warrants

Each Private Warrant is exercisable for one share of Common Stock at an exercise price of $2.05 per share. The Company received the Stockholder Approval on November 10, 2026 (the “Stockholder Approval Date”). Accordingly, the Private Warrants will be exercisable immediately upon issuance, and will expire five and one-half years from the initial exercise date. Pursuant to the terms of the Purchase Agreement, the Company agreed, as soon as practicable and in any event within 60 calendar days of the date of the Purchase Agreement, to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the holders of the Private Warrant Shares, to use commercially reasonable efforts to cause such registration statement to become effective within 90 days following the closing date of the Offering (or within 120 days following the closing date in case of “full review” of such registration statement by the Securities and Exchange Commission) and to keep such registration statement effective at all times until no Purchaser owns any Private Warrants or Private Warrant Shares or such shares may be sold without restriction pursuant to Rule 144, subject to customary suspension periods.

Neither the issuance of the Private Warrants nor the Private Warrant Shares was registered under the Securities Act. The Private Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. The Private Warrants may only be exercised on a cashless basis if there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of shares of Common Stock underlying the Private Warrants by the holder. The Company is prohibited from effecting an exercise of any Private Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or, at the election of the holder, 9.99%) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%, with any increase effective 61 days after notice to the Company. In the event of certain fundamental transactions, the holder of the Private Warrants will have the right to receive the Black Scholes Value calculated pursuant to a formula set forth in the Private Warrants, payable in cash or, if the fundamental transaction is not within the Company’s control, in the form of consideration as described in the Private Warrants.

The form of Private Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Private Warrants is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Placement Agent Compensation

Pursuant to a Placement Agency Agreement, dated November 10, 2026 (the “Placement Agency Agreement”), by and between the Company and Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), the Placement Agent agreed to act as the lead placement agent, on a reasonable best efforts basis, in connection with the Offering. The Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received in the Offering. The Company also agreed to reimburse the Placement Agent for its reasonable and documented out-of-pocket expenses up to $65,000 in the aggregate. The Placement Agency Agreement contains customary representations, warranties and covenants of the Company and customary conditions to closing, and the Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act.

Also pursuant to the Placement Agency Agreement, the Company, in connection with the Offering, agreed to issue the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 102,857 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will have substantially the same terms as the Private Warrants described above, except that the Placement Agent Warrants will have an exercise price of $2.1875 per share and will expire five years from the commencement of sales in the Offering. The Company has agreed to include the Placement Agent Warrant Shares in the resale registration statement covering the Private Warrant Shares.

The forms of Placement Agent Warrant and Placement Agency Agreement are filed as Exhibits 4.2 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of the Placement Agent Warrants and the Placement Agency Agreement are subject to, and qualified in their entirety by, the forms of such documents, which are incorporated herein by reference.

The opinion of Lowenstein Sandler LLP regarding the validity of the Shares issued in the Registered Direct Offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the Private Warrants, the Private Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares is incorporated herein by reference to this Item 3.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 10, 2026, the holders of a majority of the outstanding shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), which is the only class of the Company’s capital stock entitled to vote on the matters described below, acted by written consent in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) to approve, for purposes of Nasdaq Listing Rule 5635(d): (i) the issuance of the securities issued and issuable in the Offering, including the Shares, the Private Warrants, the Private Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares; and (ii) the ratification and approval of the Company’s July 2026 warrant inducement transaction, pursuant to which holders of warrants issued by the Company on March 13, 2026 exercised such warrants for an aggregate of 2,767,500 shares of Common Stock at a reduced exercise price of $2.07 per share and the Company issued to such holders new unregistered warrants to purchase up to an aggregate of 4,151,250 shares of Common Stock at an exercise price of $2.25 per share, in each case whether considered alone or aggregated with the Offering. The written consent was executed by the holders of 10,000,000 shares of Class A Common Stock, representing approximately 83.5% of the outstanding shares of Class A Common Stock as of November 9, 2026, the record date fixed by the Company’s Board of Directors for the action.

Item 7.01. Regulation FD Disclosure.

On November 10, 2026, the Company issued a press release announcing the Offering. A copy of this press release is attached as Exhibit 99.1 hereto.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements other than historical facts, statements related to the amount of proceeds expected from the Offering, the expected closing conditions related to the Offering, and the intended use of proceeds. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. The risks and uncertainties involved include the Company’s financial position, market conditions and other risks detailed from time to time in the Company’s periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Private Warrant

4.2	Form of Placement Agent Warrant

5.1	Opinion of Lowenstein Sandler LLP

10.1	Form of Purchase Agreement

10.2	Placement Agency Agreement, dated November 10, 2026, by and between the Company and Ladenburg Thalmann & Co. Inc.

23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1)

99.1	Press Release dated November 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptera Motors Corp.

	By:	/s/ Tom DaPolito
	Name:	Tom DaPolito
	Title:	Interim Chief Financial Officer

Date: November 10, 2026